Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-4) of Telecom Italia Capital and in the related Prospectus of our report dated March 16, 2005 (except for notes 27, 28 and 29, as to which the date is May 25, 2005), with respect to the consolidated financial statements of Telecom Italia S.p.A. included in its Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ Reconta Ernst & Young S.p.A.

Milan, Italy

June 14, 2005